November 22, 2006

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Oconee Financial Corporation (the “Company”) which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated November 20, 2006. We agree with the statements concerning our firm in such Form 8-K.

Sincerely, Porter Keadle Moore, LLP

Certified Public Accountants

Suite 1800 • 235 Peachtree Street NE • Atlanta, Georgia 30303 • Phone 404-588-4200 • Fax 404-588-4222 • www.pkm.com